                                                       BY-LAWS
                                                         OF
                                            AMERICAN SKANDIA MASTER TRUST

                                                      ARTICLE 1

                                      Declaration of Trust and Principal Office

         1.1      Declaration of Trust.  These By-Laws shall be subject to the  Declaration of Trust,  as from time to time in effect (the "Declaration of Trust"), of the  above-captioned  Delaware business trust established by the
Declaration of Trust (the "Trust").

         1.2      Principal  office of the  Trust.  The  principal  office of the Trust  shall be located at Ugland
House, P.O. Box 309, South Church Street, George Town, Grand Cayman, BWI.

                                                     ARTICLE  2

                                                Meetings of Trustees

         2.1      Regular  Meetings.  Regular  meetings of the  Trustees may be held without call or notice at such places  and at such  times as the  Trustees  from time to time may  determine,  provided  that  notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.2      Special  Meetings.  Special  meetings  of the  Trustees  may be held at any time and at any place designated  in the call of the meeting when called by the  President or the  Treasurer or by two or more  Trustees, sufficient  notice  thereof  being given to each  Trustee by the  Secretary  or an  Assistant  Secretary  or by the
officer or the Trustees calling the meeting.

         2.3      Notice of Special  Meetings.  It shall be sufficient  notice to a Trustee of a special meeting to send  notice by mail at least  forty-eight  hours or by  telegram  at least  twenty-four  hours  before the meeting addressed to the Trustee at his or her usual or last known  business or residence  address or to give notice to him or her in person or by telephone  at least  twenty-four  hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written  waiver of notice,  executed by him or her before or after the meeting,  is filed with the records of the meeting,  or to any Trustee who attends the meeting without  protesting prior thereto or at its  commencement  the lack of notice to him or her.  Neither  notice  of a meeting  nor a waiver of a notice  need specify the purposes of the meeting.

         2.4      Notice of Certain  Actions by Consent.  If in accordance  with the provisions of the  Declaration of Trust any action is taken by the  Trustees by a written  consent of less than all of the  Trustees,  then prompt notice of any such action shall be furnished  to each  Trustee who did not execute such written  consent,  provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

                                                      ARTICLE 3

                                                      Officers

         3.1      Enumeration;  Qualification.  The  officers of the Trust shall be a  President,  a  Treasurer,  a
Secretary,  and such other  officers  including a Chairman of the  Trustees,  if any, as the Trustees  from time to time may in their  discretion  elect.  The Trust also may have such agents as the Trustees from time to time may in their  discretion  appoint.  officers may be but need not be a Trustee or  Interestholder.  Any two or more offices may be held by the same person.

         3.2      Election.  The President,  the Treasurer and the Secretary  shall be elected by the Trustees upon the  occurrence  of any vacancy in any such  office.  Other  officers,  if any,  may be elected or appointed by the
Trustees at any time.  Vacancies in any such other office may be filled at any time.

         3.3      Tenure.  The  President,  Treasurer and Secretary  shall hold office in each case until he or she sooner dies,  resigns,  is removed or becomes  disqualified.  Each other  officer  shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         3.4      Powers.  Subject to the other  provisions of these By-Laws,  each officer shall have, in addition to the duties and powers herein and in the  Declaration of Trust set forth,  such duties and powers as commonly are incident to the office  occupied by him or her as if the Trust were  organized  as a Delaware  corporation  or such other duties and powers as the Trustees may from time to time designate.

         3.5      Chairman;  President.  Unless the  Trustees  otherwise  provide,  the  Chairman or the  President shall preside at the meetings of the  Interestholders  and of the Trustees.  Unless the Trustees otherwise provide, the President shall be the chief executive officer.

         3.6      Treasurer.  The  Treasurer  shall be the chief  financial  and  accounting  officer of the Trust, and,  subject to the  provisions of the  Declaration  of Trust and to any  arrangement  made by the Trustees with a custodian,  investment  adviser or manager,  or transfer,  Interestholder  servicing or similar agent,  shall be in charge of the valuable  papers,  books of account and  accounting  records of the Trust,  and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         3.7      Secretary.  The Secretary  shall record all proceedings of the  Interestholders  and the Trustees in books to be kept  therefor,  which books or a copy thereof shall be kept at the  principal  office of the Trust.
In the absence of the Secretary from any meeting of the  Interestholders or Trustees,  an Assistant  Secretary,  or
if there be none or if he or she is  absent,  a  temporary  Secretary  chosen  at such  meeting  shall  record  the proceedings thereof in the aforesaid books.

         3.8      Resignations  and Removals.  Any Trustee or officer may resign at any time by written  instrument signed  by  him or her  and  delivered  to the  President  or  Secretary  or to a  meeting  of the  Trustees.  Such resignation  shall be effective  upon  receipt  unless  specified to be effective at some other time.  The Trustees may remove  any  officer  elected by them with or without  cause.  Except to the  extent  expressly  provided  in a written  agreement with the Trust,  no Trustee or officer  resigning and no officer removed shall have any right to any  compensation  for any period  following his or her resignation or removal,  or any right to damages on account of such removal.

                                                      ARTICLE 4

                                                     Committees

         4.1      Appointment.  The  Trustees  may  appoint  from their  number an  executive  committee  and other committees.  Except as the Trustees  otherwise may determine,  any such committee may make rules for conduct of its business.

         4.2      Quorum;  Voting.  A majority of the members of any Committee of the Trustees  shall  constitute a quorum for the  transaction of business,  and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present).

                                                      ARTICLE 5

                                                       Reports

         The Trustees and officers shall render reports at the time and in the manner  required by the  Declaration of Trust or any applicable  law.  Officers and  Committees  shall render such  additional  reports as they may deem desirable or as may from time to time be required by the Trustees.

                                                      ARTICLE 6

                                                     Fiscal Year

         The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Board of Trustees.

                                                      ARTICLE 7

                                                        Seal

         The seal of the Trust shall consist of a flat-faced die with the word  "Delaware,"  together with the name of the Trust and the year of its  organization  cut or  engraved  thereon  but,  unless  otherwise  required by the
Trustees,  the seal shall not be  necessary  to be placed on, and in its absence  shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                                      ARTICLE 8

                                                 Execution of Papers

         Except as the Trustees  generally or in  particular  cases may  authorize  the  execution  thereof in some other manner,  all deeds,  leases,  contracts,  notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

                                                      ARTICLE 9

                                                Issuance of Interests

         9.1      Sale of  Interests.  Except as otherwise  determined  by the  Trustees,  the Trust will issue and sell  for  cash or  securities  from  time to  time,  full  and  fractional  shares  of  beneficial  interest  (the
"Interests"),  such  Interests  to be issued and sold at a price of not less than net asset  value per  Interest as from time to time  determined in  accordance  with the  Declaration  of Trust and these By-Laws and, in the case of fractional  Interests,  at a  proportionate  reduction in such price. In the case of Interests sold for securities, such securities  shall be valued in accordance with the provisions for determining  value of assets of the Trust as stated in the  Declaration of Trust and these By-Laws.  The officers of the Trust are severally  authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

         9.2      Interest  Certificates.  In lieu of issuing  certificates  for  Interests,  the  Trustees  or the transfer agent either may issue  receipts  therefor or may keep accounts upon the books of the Trust for the record holders of such  Interests,  who shall in either case, for all purposes  hereunder,  be deemed to be the holders of certificates  for such  Interests as if they had accepted  such  certificates  and shall be held to have  expressly assented and agreed to the terms hereof.

         The  Trustees  at any time may  authorize  the  issuance  of Interest  certificates.  In that event,  each
Interestholder  shall be entitled to a  certificate  stating the number of Interests  owned by him, in such form as shall be prescribed from time to time by the Trustees.  Such  certificate  shall be signed by the President or Vice
President and by the Treasurer or Assistant  Treasurer.  Such  signatures  may be facsimile if the  certificate  is signed by a transfer  agent,  or by a registrar,  other than a Trustee,  officer or employee of the Trust.  In case any officer who has signed or whose  facsimile  signature  has been  placed on such  certificate  shall cease to be such  officer  before such  certificate  is issued,  it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

         9.3      Loss of  Certificates.  The Trust,  or if any  transfer  agent is  appointed  for the Trust,  the transfer  agent  with the  approval  of any two  officers  of the Trust,  is  authorized  to issue and  countersign replacement  certificates for the Interests of the Trust which have been lost,  stolen or destroyed  subject to the deposit of a bond or other indemnity in such form and with such security, if any, as the Trustees may require.

         9.4      Discontinuance  of  Issuance  of  Certificates.  The  Trustees  at any time may  discontinue  the issuance of Interest  certificates  and by written  notice to each  Interestholder,  may require the  surrender  of
Interest  certificates  to the Trust for  cancellation.  Such  surrender  and  cancellation  shall not  affect  the ownership of Interests in the Trust.

                                                     ARTICLE 10

                                                   Indemnification

         10.1     Trustees,  Officers,  etc. To the fullest  extent  permitted  by law,  the Trust shall  indemnify each of its Trustees and officers  (including  persons who serve at the Trust's  request as directors,  officers or trustees  of another  person in which the Trust has any  interest  as an  Interestholder,  creditor  or  otherwise)
(hereinafter  referred to as a "Covered  Person")  against all liabilities and expenses,  including but not limited to  amounts  paid in  satisfaction  of  judgments,  in  compromise  or as fines and  penalties,  and  counsel  fees reasonably  incurred by any Covered Person in connection  with the defense or  disposition  of any action,  suit or other proceeding, whether civil, criminal,  administrative or investigative,  before any court or administrative or legislative  body,  in which such Covered  Person may be or may have been  involved as a party or otherwise or with which such person may be or may have been  threatened,  while in office or  thereafter,  in any way relating to the
Trust or by reason of being or having  been such a Trustee  or  officer,  except  with  respect to any matter as to which such  Covered  Person  shall have been  finally  adjudicated  in a decision on the merits in any such action, suit or other  proceeding  not to have acted in good faith in the  reasonable  belief  that such  Covered  Person's action was in the best interests of the Trust and except that no Covered  Person shall be  indemnified  against any liability to the Trust or its  Interestholders  to which such Covered  Person would  otherwise be subject by reason of wilful  misfeasance,  bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such  Covered  Person's  office.  Expenses,  including  counsel  fees so incurred by any such  Covered  Person (but excluding  amounts paid in satisfaction of judgments,  in compromise or as fines or penalties) , shall be paid from time to time by the Trust in advance of the final  disposition of any such action,  suit or proceeding upon receipt of an  undertaking  by or on  behalf  of such  Covered  Person  to  repay  amounts  so paid by the  Trust  if it is ultimately  determined that  indemnification  of such expenses is not authorized under this Article,  provided that
(a) such Covered Person shall provide security for his  undertaking,  (b) the Trust shall be insured against losses arising by reason of such Covered Person's  failure to fulfill his  undertaking,  or (c) a majority of the Trustees who are  disinterested  persons  and who are not  Interested  Persons  (as that term is defined  in the  Investment
Company Act of 1940)  (provided that a majority of such Trustees then in office act on the matter),  or independent legal counsel in a written opinion,  shall determine,  based on a review of readily available facts (but not a full trial-type  inquiry),  that  there is  reason to  believe  such  Covered  Person  ultimately  will be  entitled  to indemnification.

         10.2     Compromise Payment.  As to any matter disposed of (whether by a compromise  payment,  pursuant to a consent  decree or otherwise)  without an  adjudication  in a decision on the merits by a court,  or by any other body before which the  proceeding  was brought,  that such Covered  Person  either (a) did not act in good faith in the  reasonable  belief that such Covered  Person's  action was in the best interests of the Trust or (b) is liable to the Trust or its  Interestholders  by reason of wilful  misfeasance,  bad faith,  gross  negligence  or reckless disregard  of the duties  involved  in the  conduct  of such  Covered  Person's  office,  indemnification  shall be
provided  if  (a)  approved  as  in  the  best  interest  of  the  Trust,   after  notice  that  it  involves  such
indemnification,  by at least a majority of the  Trustees  who are  disinterested  persons  and are not  Interested
Persons (provided that a majority of such Trustees then in office act on the matter),  upon a determination,  based upon a review of readily  available  facts (but not a full  trial-type  inquiry) chat such Covered  Person acted in good faith in the reasonable  belief that such Covered  Person's  action was in the best interests of the Trust and is not liable to the Trust or its Interestholders by reason of wilful  misfeasance,  bad faith, gross negligence or reckless  disregard of the duties involved in the conduct of such Covered  Person's  office,  or (b) there has been obtained an opinion in writing of independent  legal counsel,  based upon a review of readily  available facts (but not a full  trial-type  inquiry) to the effect that such Covered  Person appears to have acted in good faith in the reasonable  belief  that  such  Covered  Person's  action  was in the best  interests  of the  Trust  and that such indemnification  would not protect such  Covered  Person  against any  liability to the Trust to which such Covered
Person  would  otherwise  be subject by reason of wilful  misfeasance,  bad faith,  gross  negligence  or  reckless disregard  of the duties  involved in the conduct of his office.  Any approval  pursuant to this Section  shall not prevent the recovery  from any Covered  Person of any amount paid to such Covered  Person in  accordance  with this
Section  as  indemnification  if  such  Covered  Person  is  subsequently  adjudicated  by  a  court  of  competent jurisdiction  not to have acted in good faith in the  reasonable  belief that such Covered  Person's  action was in the best  interests  of the Trust or to have been  liable to the Trust or its  Interestholders  by reason of wilful misfeasance,  bad faith,  gross  negligence  or reckless  disregard  of the duties  involved in the conduct of such
Covered Person's office

         10.3     Indemnification  Not  Exclusive.  The  right of  indemnification  hereby  provided  shall  not be exclusive  of or  affect  any other  rights  to which any such  Covered  Person  may be  entitled.  As used in this
Article 10, the term  "Covered  Person"  shall include such person's  heirs,  executors and  administrators,  and a
"disinterested  person" is a person  against whom none of the actions,  suits or other  proceedings  in question or another  action,  suit,  or other  proceeding on the same or similar  grounds is then or has been pending.  Nothing contained in this article shall affect any rights to  indemnification  to which personnel of the Trust,  other than
Trustees and officers,  and other persons may be entitled by contract or otherwise  under law, nor the power of the
Trust to purchase and maintain liability insurance on behalf of such person.

         10.4     Limitation.  Notwithstanding  any  provisions  in the  Declaration  of Trust  and  these  By-Laws pertaining  to  indemnification,  all such  provisions  are limited by the following  undertaking  set forth in the rules promulgated by the Securities and Exchange Commission:

                           In the event that a claim for  indemnification  is  asserted  by a  Trustee,  officer or controlling  person of the Trust in connection  with the  registered  securities  of the Trust,  the Trust will not make such indemnification  unless (i) the Trust has submitted,  before a court or other body, the question of whether the person to be indemnified  was liable by reason of wilful  misfeasance,  bad faith, gross negligence,  or reckless  disregard of duties,  and has obtained a final decision on the merits that such person was not liable by reason of such  conduct or (ii) in the absence of such  decision,  the Trust shall have  obtained a reasonable  determination,  based upon a review of the facts,  that such person was not  liable  by  virtue  of such  conduct,  by (a) the vote of a  majority  of  Trustees  who are  neither interested  persons as such term is defined in the  Investment  Company  Act of 1940,  nor  parties to the proceeding or (b) an independent legal counsel in a written opinion.

                           The Trust will not advance  attorneys' fees or other expenses  incurred by the person to be  indemnified  unless the Trust shall have (i) received an undertaking by or on behalf of such person to repay the advance unless it is ultimately  determined that such person is entitled to indemnification  and one of the  following  conditions  shall have  occurred:  (x) such person shall  provide  security for his undertaking,  (y) the Trust shall be insured  against losses  arising by reason of any lawful  advances or
         (z) a majority of the  disinterested,  non-party Trustees of the Trust, or an independent legal counsel in a written  opinion,  shall have  determined  that based on a review of readily  available  facts  there is reason to believe that such person ultimately will be found entitled to indemnification.

                                                     ARTICLE 11

                                                   Interestholders

         11.1     Meetings.  A meeting of the  Interestholders  shall be called by the Secretary  whenever  ordered by the  Trustees,  or  requested in writing by the holder or holders of at least 10% of the  outstanding  Interests entitled  to vote at such  meeting.  If the  meeting is a meeting of the  Interestholders  of one or more series of
Interests,  but not a meeting of all  Interestholders  of the Trust, then only the  Interestholders  of such one or more  series  shall be  entitled  to notice of and to vote at the  meeting.  If the  Secretary,  when so ordered or requested,  refuse or neglects for more than five days to call such meeting,  the Trustees,  or the Interestholders so requesting  may, in the name of the Secretary,  call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

         11.2     Access  to  Interestholder  List.  Interestholders  of  record  may  apply  to the  Trustees  for assistance in communicating with other  Interestholders  for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee.  When ten or more  Interestholders  of record who have been such for at least six months  preceding the date of application and who hold in the aggregate  Interests  having a net asset value of at least  $25,000 or at least l% of the  outstanding  Interests,  whichever is less, so apply,  the Trustees  shall within five business days either:

         (i)      afford to such  applicants  access to a list of names and  addresses  of all  Interestholders  as recorded on the books of the Trust; or

         (ii)     inform  such  applicants  of  the  approximate  number  of  Interestholders  of  record  and  the approximate cost of mailing material to them and, within a reasonable time thereafter,  mail,  materials  submitted by the applicants,  to all such  Interestholders  of record.  The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

         11.3     Record  Dates.  For  the  purpose  of  determining  the  Interestholders  of any  series  who are entitled to vote or act at any meeting or any  adjournment  thereof,  or who are entitled to receive payment of any dividend  or of any other  distribution,  the  Trustees  from time to time may fix a time,  which shall be not more than 90 days before the date of any  meeting of  Interestholders  or the date of payment of any  dividend or of any other  distribution,  as the record date for  determining  the  Interestholders  of such series having the right to notice of and to vote at such  meeting  and any  adjournment  thereof  or the right to  receive  such  dividend  or distribution,  and in such case  only  Interestholders  of  record  on such  record  date  shall  have  such  right notwithstanding  any transfer of Interests on the books of the Trust after the record date; or without  fixing such record date the Trustees  may for any such  purposes  close the register or transfer  books for all or part of such period.

         11.4     Place of Meetings.  All meetings of the  Interestholders  shall be held at the  principal  office of the Trust or at such  other  place  within the  United  States as shall be  designated  by the  Trustees  or the
President of the Trust.

         11.5     Notice of  Meetings.  A written  notice of each  meeting of  Interestholders,  stating the place, date and hour and the  purposes  of the  meeting,  shall be given at least  ten days  before  the  meeting  to each
Interestholder  entitled to vote  thereat by leaving  such notice  with him or at his  residence  or usual place of business or by mailing it, postage prepaid,  and addressed to such  Interestholder  at his address as it appears in the records of the Trust.  Such notice shall be given by the  Secretary or an Assistant  Secretary or by an officer designated  the  Trustees.  No notice of any  meeting of  Interestholders  need be given to a  Interestholder  if a written waiver of notice,  executed before or after the meeting by such  Interestholder  or his attorney  thereunto duly authorized, is filed with the records of the meeting.

         11.6     Ballots.  No ballot  shall be required  for any election  unless  requested by an  Interestholder present or represented at the meeting and entitled to vote in the election.

         11.7     Proxies.  Interestholders  entitled  to vote may vote  either in  person  or by proxy in  writing dated not more than six months  before the meeting named  therein,  which proxies shall be filed with the Secretary or other  person  responsible  to record the  proceedings  of the meeting  before  being  voted.  Unless  otherwise specifically  limited by their terms,  such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                                                     ARTICLE 12

                                              Amendments to the By-Laws

         These  By-Laws may be amended or  repealed,  in whole or in part,  by a majority of the  Trustees  then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Dated: March 5, 1997